EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS AND/OR MANAGERS OF REPORTING PERSONS

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company, The Coca-Cola Export Corporation and Coca-Cola Interamerican Corporation; and the directors and/or managers of Coca-Cola de Chile S.A. and Servicios y Productos Para Bebidas Refrescantes S.R.L. (formerly known as Coca-Cola de Argentina S.A.). Except as indicated below, each such person is a citizen of the United States. None of the directors, executive officers and managers named below beneficially own any Common Stock of Embotelladora Andina S.A. Directors of a named corporation who are also executive officers of that corporation are indicated by an asterisk. Except as indicated below, the business address of each director, executive officer and manager named below is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent*	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company
Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Ronald W. Allen	President, Chief Executive Officer and Director of Aaron's Inc.	Aaron's, Inc. 309 East Paces Ferry Road Suite 1100 Atlanta, GA 30305
Howard G. Buffett	President of Buffett Farms and President of the Howard G. Buffett Foundation, a private foundation supporting humanitarian initiatives focused on agriculture, nutrition, water and conservation	Howard G. Buffett Foundation 145 North Merchant Street Decatur, IL 62523
Richard M. Daley	Managing Principal of Tur Partners LLC, an investment and advisory firm focused on sustainable solutions within the urban environment	Tur Partners LLC 900 N. Michigan Avenue Suite 172 Chicago, IL 60611
Barry Diller	Chairman of the Board and Senior Executive of IAC/InterActiveCorp, an interactive commerce company	IAC/InterActiveCorp 555 West 18th Street New York, NY 10011
Evan G. Greenberg	Chairman, President and Chief Executive Officer of ACE Limited, the parent company of the ACE Group of Companies, a global insurance and reinsurance organization	ACE Group 1133 Avenue of the Americas 45th Floor New York, NY 10036
Alexis M. Herman	Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company	New Ventures 633 Pennsylvania Avenue, NW 3rd Floor Washington, D.C. 20004

DIRECTORS OF THE COCA-COLA COMPANY - cont'd

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Donald R. Keough	Non-executive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and non-executive Chairman of the Board of Allen & Company LLC, an investment banking firm	DMK Internatinal 200 Galleria Parkway Suite 970 Atlanta, GA 30339
Robert A Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc., an interactive entertainment software company	Activision Blizzard 3100 Ocean Park Boulevard Santa Monica, CA 90405
Maria Elena Lagomasino	Chief Executive Officer of GenSpring Family Offices, LLC, an affiliate of SunTrust Banks, Inc.	GenSpring Family Offices, LLC 13-15 West 54th Street 3rd Floor New York, NY 10019
Donald F. McHenry	Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University	Walsh School of Foreign Service Georgetown University ICC 301 Washington, D.C. 20057
Sam Nunn	Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a nonprofit organization working to reduce the global threats from nuclear, biological and chemical warfare	Sam Nunn School of International Affairs Georgia Institute of Technology 781 Marietta Street, N.W. Atlanta, GA 30318
James D. Robinson III	Co-Founder and General Partner of RRE Ventures, LLC, a private information technology-focused venture capital firm	RRE Ventures, LLC 130 East 59th Street, 17th Floor New York, NY 10022
Peter V. Ueberroth	Investor and Chairman of the Contrarian Group, Inc. a business management company	The Contrarian Group, Inc. 5 San Joaquin Plaza Suite 330 Newport Beach, CA 92660
Jacob Wallenberg	Chairman of the Board of Investor AB, a Swedish industrial holding company Mr. Wallenberg is a citizen of Sweden.	Investor AB SE-103 32 Stockholm SWEDEN
James B. Williams	Former Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company.	SunTrust Banks, Inc. P.O. Box 4418 Mail Code: GA-ATL-0645 Atlanta, GA 30302

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Harry L. Anderson	Senior Vice President, Global Business and Technology Services of The Coca-Cola Company
Ahmet C. Bozer	President of the Eurasia and Africa Group of The Coca-Cola Company Mr. Bozer is a citizen of the United States.	Fahrettin Kerim Gokay Cad. Istanbul 34662 TURKEY
Steven A. Cahillane	President and Chief Executive Officer of Coca-Cola Refreshments USA., Inc., a wholly-owned subsidiary of The Coca-Cola Company
Alexander B. Cummings	Executive Vice President and Chief Administrative Officer of The Coca-Cola Company
J. Alexander M. Douglas, Jr.	President of the North America Group of The Coca-Cola Company
Ceree Eberly	Senior Vice President and Chief People Officer of The Coca-Cola Company
Gary P. Fayard	Executive Vice President and Chief Financial Officer of The Coca-Cola Company
Irial Finan	Executive Vice President of The Coca-Cola Company and President, Bottling Investments and Supply Chain Mr. Finan is a citizen of Ireland.
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Counsel of The Coca-Cola Company Mr. Goepelt is a citizen of Germany.
Glenn G. Jordan S.	President of the Pacific Group of The Coca-Cola Company Mr. Jordan is a citizen of Colombia.
Muhtar Kent	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY - cont'd

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Dominique Reiniche	President of the Europe Group of The Coca-Cola Company Ms. Reiniche is a citizen of France.	27 rue Camille Desmoulins Issy-les-Moulineaux 92130 FRANCE
Jose Octavio Reyes	President of the Latin America Group of The Coca-Cola Company Mr. Reyes is a citizen of Mexico.	Ruben Dario No. 115 Mexico D.F. 11580 MEXICO
Joseph V. Tripodi	Executive Vice President and Chief Marketing and Commercial Officer of The Coca-Cola Company
Clyde C. Tuggle	Senior Vice President and Global Public Affairs and Communications Officer of The Coca-Cola Company
Jerry S. Wilson	Senior Vice President and Chief Customer and Commercial Office of The Coca-Cola Company
Guy Wollaert	Senior Vice President and Chief Technical Officer of The Coca-Cola Company Mr. Wollaert is a citizen of Belgium.

DIRECTORS OF THE COCA-COLA EXPORT CORPORATION

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
William D. Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company
Marie D. Quintero-Johnson	Vice President and Director, Mergers and Acquisitions, The Coca-Cola Company
Kathy N. Waller*	Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION (“TCCEC”)

NAME AND POSITION WITH TCCEC	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent President and Chief Executive Officer	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company
Gary P. Fayard Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of The Coca-Cola Company
Kathy N. Waller Vice President and Controller	Vice President and Controller of The Coca-Cola Company
William D. Hawkins III Vice President and General Tax Counsel	Vice President and General Tax Counsel of The Coca-Cola Company
Christopher P. Nolan Vice President and Treasurer	Vice President and Treasurer of The Coca-Cola Company

DIRECTORS OF COCA-COLA INTERAMERICAN CORPORATION

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
William D. Hawkins III*	Vice President and General Tax Counsel of The Coca-Cola Company
Marie D. Quintero-Johnson	Vice President and Director, Mergers and Acquisitions, The Coca-Cola Company
Kathy N. Waller*	Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF COCA-COLA INTERAMERICAN CORPORATION (“CCIC”)

NAME AND POSITION WITH CCIC	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Gary P. Fayard President, Chief Executive Officer and Chief Financial Officer	Executive Vice President and Chief Financial Officer of The Coca-Cola Company
Brian J. Smith Vice President	President, Mexico Business Unit of The Coca-Cola Company Mr. Smith is a citizen of the United States.	Ruben Dario No. 115 Mexico D.F. 11580 MEXICO
Kathy N. Waller Vice President and Controller	Vice President and Controller of The Coca-Cola Company
William D. Hawkins III Vice President and General Tax Counsel	Vice President and General Tax Counsel of The Coca-Cola Company
Christopher P. Nolan Vice President and Treasurer	Vice President and Treasurer of The Coca-Cola Company
Rodrigo Winter Caracas Vice President and General Counsel	General Counsel, Latin America Group of The Coca-Cola Company Mr. Caracas is a citizen of Brazil.	Ruben Dario No. 115 Mexico D.F. 11580 MEXICO

DIRECTORS OF COCA-COLA DE CHILE S.A.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Francisco Crespo*	President South Latin Business Unit of The Coca-Cola Company Mr. Crespo is a citizen of the United States.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Alejandro Del Basto Hevia	Chile Finance and Administration Manager, The Coca-Cola Company Mr. del Basto is a citizen of Chile.	Chile Region Office Avda. Kennedy 5757 - Piso 12 Santiago de Chile CHILE
Gonzalo Iglesias	General Manager, Chile, The Coca-Cola Company Mr. Iglesias is a citizen of Chile.	Chile Region Office Avda. Kennedy 5757 - Piso 12 Santiago de Chile CHILE

MANAGERS OF SERVICIOS y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Martin Ignacio Raul Franzini Manager	Legal Vice President, South Latin Business Unit of The Coca-Cola Company Mr. Franzini is a citizen of Argentina.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Gerardo Beramendi Rosconi Manager	Vice President, Finance, South Latin Business Unit of The Coca-Cola Company Mr. Beramendi is a citizen of Uruguay.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Francisco Crespo Manager	President, South Latin Business Unit of The Coca-Cola Company Mr. Crespo is a citizen of the United States.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Marcelo Gil Manager	Director, Argentina Fin, Plan. & Comm. Cap. of The Coca-Cola Company Mr. Gil is a citizen of Mexico.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Dino Troni Manager	General Manager, Argentina FU of The Coca-Cola Company Mr. Troni is a citizen of Chile.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Jorge Murillo Manager	Regional Controller, Latin America Group-RFC, Brazil and South Latin Business Units of The Coca-Cola Company Mr. Murillo is a citizen of Costa Rico.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Ruben Asorey Alternate Manager	Outside counsel to The Coca-Cola Company Mr. Asorey is a citizen of Argentina.	Asorey & Navarrine Cerrito 1136 - Piso 10 Buenos Aires C1010AAX ARGENTINA
Mercedes Rodriguez Canedo Alternate Manager	Trademark Counsel, Latin America, The Coca-Cola Company Mrs. Rodriguez Canedo is a citizen of Argentina.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA